UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —  September 9, 2026

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	PAA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Junior Subordinated Notes Offering and Preferred Unit Redemptions

On September 9, 2026, PAA announced that it has priced an underwritten public offering (the “Junior Subordinated Notes Offering”) of $700 million aggregate principal amount of 6.75% Series A Junior Subordinated Notes due 2056 and $800 million aggregate principal amount of 7.00% Series B Junior Subordinated Notes due 2056. The Junior Subordinated Notes Offering is being conducted pursuant to a Registration Statement on Form S-3 (File No. 333-281967) of PAA, which became effective on September 6, 2024, as supplemented by a Prospectus Supplement relating to the Junior Subordinated Notes Offering, to be filed with the SEC pursuant to Rule 424(b) of the Securities Act. The offering is expected to close on September 14, 2026, subject to customary closing conditions.

PAA intends to use the net proceeds from the Junior Subordinated Notes Offering, together with cash on hand and commercial paper borrowings, to redeem all 58,411,908 of its outstanding Series A preferred units (the “Series A Preferred Units”) and all 800,000 of its outstanding Series B preferred units (the “Series B Preferred Units,” and together with the Series A Preferred Units, the “Preferred Units”) (the “Preferred Unit Redemptions”).

On September 9, 2026, PAA issued notices of redemption with respect to each series of the Preferred Units. The Series A Preferred Units will be redeemed at a redemption price of 110% of par value of $26.25 ($28.875) per unit on or about September 14, 2026. The Series B Preferred Units will be redeemed at a redemption price of 100% of par value of $1,000 per unit, on or about October 9, 2026. The redemption prices to be paid for each series of the Preferred Units will include accrued and unpaid distributions to, but not including, the applicable redemption date.

This Current Report on Form 8-K is not an offer to purchase or a solicitation of an offer to sell the Preferred Units. In addition, this Current Report on Form 8-K does not constitute a notice of redemption of the Preferred Units. The consummation of the Junior Subordinated Notes Offering is not conditioned on the consummation of the Preferred Unit Redemptions, and the consummation of the Preferred Unit Redemptions is not conditioned on the consummation of the Junior Subordinated Notes Offering.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements concerning expectations for the future that are forward-looking statements as defined by federal law, including without limitation statements regarding the Offering and the Preferred Notes Redemption and the expected timing and terms thereof. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in PAA's Annual Report on Form 10-K for the year ended December 31, 2025, any subsequent quarterly reports on Form 10-Q, the registration statement and prospectus supplement discussed herein, and other documents filed from time to time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

Date: September 9, 2026	By:	/s/ Richard K. McGee
	Name:	Richard K. McGee
	Title:	Executive Vice President, General Counsel and Secretary

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